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                                                                  Exhibit 10(ii)

                                    AMENDMENT
                                       TO
                            DIRECTORS RETIREMENT PLAN


         WHEREAS, Harris Corporation, a Delaware corporation (the "Company"), has heretofore adopted and maintains the Directors Retirement Plan, which was last amended as of June 28, 1996 (the "Plan"), to provide retirement benefits to the members of the Company's Board of Directors who are not employees of the Company ("Outside Directors") (capitalized terms not defined in this amendment have the meanings ascribed to them in the Plan); and

         WHEREAS, the Company desires to amend the Plan to provide that the only Participants in the Plan on and after January 1, 1998 will be (i) those former Outside Directors who are then receiving benefits under the Plan and (ii) those Outside Directors with at least ten years of Service as of January 1, 1998 who elect to continue to participate in the Plan; and

         WHEREAS, the Company desires to amend the Plan in certain other respects.

         NOW THEREFORE, pursuant to the power of amendment contained, in Section
6.01 of the Plan, the Plan is hereby amended, effective as of the date set forth below, as follows:

     1. Section 3.01 of the Plan is amended to add the following sentence to the end thereof:

         Notwithstanding the previous sentence, no member of the Board shall become a Participant on or after January 1, 1998.


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     2.  Section 4.01(a) of the Plan is amended to add the phrase "before
January 1, 1998" immediately after the words "a member of the Board".

     3.  Section 4.01 is amended to add the following subsections (c), (d) and
(e) immediately following subsection (b) thereof:

         (c) Each Participant who is serving as a member of the Board on January 1, 1998 and who has at least ten years of Service as of such date may elect, prior to December 31, 1997, in the manner prescribed by the Committee, any one of the following:

                  (i) an annual retirement benefit payable in accordance with Section 4.01(b) that is equal to the annual retainer, excluding attendance fees and committee retainers and attendance fees, payable to a member of the Board who is not an employee of the Company for services performed as a member of the Board for 1997 (the "1997 Retainer"); or

                  (ii) that the Participant's account under the Harris Corporation 1997 Directors' Deferred Compensation and Annual Stock Unit Award Plan (the "Unit Award Plan") be credited as of January 1, 1998 with the number of Harris Stock Equivalents (as defined in the Unit Award Plan) on such date that is equal to the actuarial present value of the annual retirement benefit (assuming retirement at age 72) described in clause (i) of this Section 4.01(c). For these purposes (and for purposes of subsection (d) hereof), the actuarial present value of a Participant's annual retirement benefit (assuming retirement at age 72) shall be computed using an interest rate of 6.5% compounded annually and the 1983 Group Annuity Mortality Table, based upon a fixed blend of 50% male mortality rates and 50% female mortality rates.

         (d) In lieu of any benefit under this Plan, each Participant who is not receiving payments under the Plan as of January 1, 1998 and who has fewer than ten years of Service as of such date shall have credited to his or her account under the Unit Award Plan, the number of Harris Stock Equivalents that is equal on such date to the actuarial present value (as determined under Section 4.01(c)(ii)) of an annual retirement benefit
                  (assuming retirement at age 72) equal to the Applicable Percentage of the Participant's 1997


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                  Retainer, provided that the Participant completes any consent or other forms requested by the Committee. Each member of the Board who is not an employee of the Company and who is not a Participant in the Plan because he or she has not completed at least five years of Service shall have credited to his or her account under the Unit Award Plan the number of Harris Stock Equivalents that is equal on such date to the actuarial present value (as determined under Section 4.01(c)(ii)) of an annual retirement benefit (assuming retirement at age 72) equal to the Applicable Percentage of such member's 1997 Retainer. For purposes of this Section 4.01(d), the "Applicable Percentage" shall be equal to 10% for each year of Service determined as of January 1, 1998 of such a Participant or member.

         (e)      Participants described in clause (ii) Section 4.01(c) or in
                  Section 4.01(d) shall cease participation in the Plan at 12:01 a.m. on January 2, 1998 and shall no longer be a Participant under the Plan for any purpose.

     4. Section 4.02(a) is amended to add the phrase "before January 1, 1998 and" immediately after the words "a member of the Board".

     5. Section 4.02 is amended to add the following subsection (c) immediately following subsection (b) thereof:

         (c) A Participant who made an election described in Section 4.01(c)(i) and who ceases to be a member of the Board prior to his or her Retirement Date by reason of Disability shall be entitled to receive a disability benefit payable in accordance with Section 4.02(b) that is equal to the annual retirement benefit to which the Participant is entitled.

     6. Section 4.03 is amended to add the words "who either (i) ceases to be a member of the Board prior to January 1, 1998 or (ii) has at least ten years of service as of January 1, 1998 and elects to receive an annual retirement benefit under Section 4.01(c)(i)" immediately after the word "Participant" in the first sentence thereof.


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     7.  Subsections (a) and (b) of Section 4.04 are amended to add the words
"occurring before January 1, 1998" immediately after the words "the event of a Change of Control".

     8.  Section 4.04(b) is amended to delete the last sentence thereto.

     9. Section 4.04 is amended to add the following subsections (c) and (d) immediately after subsection (b) thereof:

         (c) In the event of a Change of Control occurring on or after January 1, 1998, in lieu of the benefits payable under Sections 4.01 through 4.03, (i) each Participant or beneficiary who is then receiving a retirement benefit or a disability benefit shall be paid immediately upon such Change of Control a lump sum cash payment equal to the Actuarial Equivalent of such benefit measured as of the date of the Change of Control; (ii) each other Participant who does not continue as a member of the Board shall receive an immediate lump sum cash payment equal to the Actuarial Equivalent of the retirement benefit to which the Participant would be entitled commencing at the Participant's Retirement Date; and (iii) each other Participant who continues as a member of the Board shall receive a lump sum payment, at the time he or she ceases to be a member of the Board, equal to the Actuarial Equivalent of either (x) the retirement benefit to which the Participant would be entitled commencing on the Participant's Retirement Date, or (y) in the case of the Participant's Disability prior to his or her Retirement Date, the disability benefit to which the Participant would be entitled.

         (d) The reasonable legal fees and expenses incurred by any Participant to enforce his or her valid rights under Section
                  4.04 shall be paid by the Company in addition to any amounts payable under the Plan.

     10. Section 4.05 is amended to substitute the following sentences for the first sentence thereof:


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          In lieu of the benefits payable under Section 4.01, 4.02 or 4.03, a
          Participant who ceased being a member of the Board prior to January 1, 1998 may elect to receive a cash-out distribution of such benefit. The spouse of a deceased Participant who ceased being a member of the Board prior to January 1, 1998 and who had elected the joint and survivor form of payment may elect to receive a cash-out distribution of his or her survivor benefit.


     11. Section 6.02 is amended to add the phrase "prior to January 1, 1998" immediately after the words "any such termination" appearing in the second sentence thereof.

     12. Section 6.02 is further amended to add the following sentence to the end thereof:

          Upon any such termination on or after January 1, 1998, (x) each Participant who is then receiving a retirement benefit or disability benefit shall receive an immediate lump sum cash payment equal to the Actuarial Equivalent of such benefit as of the date of termination, and (y) each other Participant shall receive a lump sum cash payment equal to the actuarial present value of the annual retirement benefit payable in accordance with Section 4.01(b) that is equal to the 1997 Retainer.

APPROVED AND AUTHORIZED BY THE BOARD OF DIRECTORS this 24th day of October,
1997.

                                        /s/ Phillip W. Farmer
                                        -------------------------------------
                                        Phillip W. Farmer
                                        Chairman of the Board, President and
                                        Chief Executive Officer
                                        Harris Corporation


ATTEST:


/s/ Richard L. Ballantyne
-------------------------------------
Corporate Secretary


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